Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of New England Community Bancorp, Inc., of our report dated January 29, 1998, except for Note 2, as to which the date is February 10, 1998, on our audits of the consolidated financial statements of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in New England Community Bancorp, Inc.'s 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus which is part of such Registration Statement.




                                     /s/ Shatswell, MacLeod & Company, P.C.
                                     -------------------------------------------
                                     Shatswell, MacLeod & Company, P.C.


West Peabody, Massachusetts
April 14, 1998